Exhibit 10(b)

            ENTERGY CORPORATION AND SUBSIDIARIES
                     EQUITY AWARDS PLAN


                  Certificate of Amendment
                       Amendment No. 2


     THIS INSTRUMENT, executed this 25th day of April, 2002, but made effective as of December 10, 2001 ("Effective
Date"), constitutes the Second Amendment of the Entergy
Corporation and Subsidiaries Equity Awards Plan (the
"Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.01 of the Plan giving the Committee the right to amend the Plan, the Plan is hereby amended as follows:


    1. To expressly recognize that Participants may formally designate beneficiary(ies) to exercise their rights regarding previously granted Options in the event of a Participant's death, Plan Section 5.01(e) is amended by adding a sentence at the end of that Section to read as follows:

       The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.

    2. To expressly recognize that Participants may formally designate beneficiary(ies) to exercise their rights regarding previously granted Equity Awards (including, but not limited to Restricted Share Units and Performance Share Units), Plan Section 8.06 is amended by adding a sentence at the end of that Section to read as follows:

       The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.

    3. To recognize and clarify that Participants' deferral elections under Article XII should not be limited to a minimum percentage amount, Plan Section
       12.03 of the Plan is hereby amended by removing therefrom the parenthetical phrase "(in 10 percent increments)" where such phrase now appears in that Section.

    4. To recognize and clarify that all amounts deferred in accordance with Article XII are payable to the Participant in Entergy Corporation common stock, which at the election of the Participant may then be sold by the Employer as of the Deferral Receipt Date and the cash proceed therefrom distributed to the Participant, the last sentence of Plan Section 12.06 is hereby amended in its entirety to read as follows:

       As soon as reasonably practicable following the System Management Participant's Deferral Receipt
       Date with respect to a Deferred Amount, the Employer shall pay to the System Management Participant in shares of Common Stock, which Common Stock the Employer may then direct a third party to sell if the System Management Participant wants cash, an amount equal to (i) the Fair Market Value of a share of Common Stock on the Deferral Receipt Date, multiplied by the number of units then credited to the System Management Participant's account
       (including units awarded in respect of reinvested
       Dividend Equivalents) with respect to such Deferred
       Amount, less (ii) all applicable estimated income tax and employment tax amounts required to be withheld in connection with such payment.


IN WITNESS WHEREOF, the Personnel Committee has caused this Second Amendment to the Entergy Corporation and Subsidiaries Equity Awards Plan to be executed by its duly authorized representative on the day, month, and year above set forth.

                         PERSONNEL COMMITTEE
                         through the undersigned duly
			 authorized representative

                         __________________________
                         WILLIAM E. MADISON
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.